Exhibit 10.1
AMENDMENT NO. 3 TO RESTATED AND AMENDED JOINT VENTURE AND
SHAREHOLDERS AGREEMENT
     This Amendment (this “Amendment”) amends that certain RESTATED AND AMENDED JOINT VENTURE AND SHAREHOLDERS AGREEMENT (the “JV Agreement”) dated as of April 15, 1998, as may be further amended, restated or supplemented from time to time, by and between NACCO MATERIALS HANDLING GROUP, INC. (“NMHG”) and GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”) and is made effective as of the Effective Date set forth below. All capitalized terms not otherwise defined herein will have the meanings set forth in the JV Agreement.
     WHEREAS, GECC and NMHG each have determined that it is in their best interest to make certain amendments to the above-captioned JV Agreement;
     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which the parties hereto acknowledge; the parties hereto intending to be legally bound agree as follows:
     1. Section 14. Term and Termination. Section 14(a) is hereby amended by deleting the date “December 31, 2008” in the second line of such Section 14(a) and replacing it with the date “December 31, 2013”.
     2. Effective Date. This Amendment is executed to be effective as of July 1, 2008.
     3. Effect of Amendment. All terms and conditions of the JV Agreement not expressly modified hereby remain in full force and are hereby ratified by the parties.
IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Amendment on the dates set forth below but as of the date first set forth above.

NACCO MATERIALS HANDLING GROUP, INC.

By:	/s/ Jeffery C. Mattern

Title:	Treasurer
Date:	July 1, 2008

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Raymond Scott Barber

Title:	General Manager
Date:	July 1, 2008